News Release

Tutor Perini Reports First Quarter 2022 Results

•Record operating cash flow of $120.7 million, the largest first quarter result since the merger between Tutor-Saliba Corporation and Perini Corporation in 2008
•Backlog increased to $8.3 billion compared to $8.2 billion at Q4 2021
•Maintaining 2022 earnings per share ("EPS") guidance of $1.15 to $1.60
•Anticipating continued strong operating cash generation in Q2 and through the remainder of 2022

LOS ANGELES – (BUSINESS WIRE) – May 4, 2022 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the first quarter of 2022. Revenue was $1.0 billion compared to $1.2 billion for the first quarter of last year. The decrease was primarily due to reduced project execution activities on a completed technology project and a mass-transit project that is nearing completion, both in California, as well as the impact of an adverse legal ruling on a dispute related to a completed Civil segment bridge project in New York. The decrease was also due to lower project execution activities in the Northeast, partially offset by certain projects in California and the Midwest. For 2020 and most of 2021, the COVID-19 pandemic reduced the volume and delayed the timing of new awards, and this has continued to negatively impact the Company’s backlog and operating results.

The Company reported a loss from construction operations for the first quarter of 2022 of $9.9 million compared to income from construction operations of $49.7 million for the first quarter of last year. The Company's earnings for the first quarter of 2022 were negatively impacted by the aforementioned adverse legal ruling, which resulted in a non-cash, pre-tax charge of $25.5 million, as well as by a temporary unfavorable impact of $17.6 million on a Civil segment mass-transit project in California that resulted from the successful negotiation of significant lower margin (and lower risk) change orders that increased the project’s overall estimated profit, but reduced the project’s percentage of completion and overall margin percentage. This temporary reduction to earnings is expected to reverse itself over the remaining life of the project. In addition, the reduced earnings for the first quarter of 2022 were also attributable to the revenue decline discussed above. Net loss attributable to the Company for the first quarter of 2022 was $21.6 million, or a $0.42 loss per diluted share, compared to net income attributable to the Company of $16.0 million, or $0.31 of earnings per diluted share, for the first quarter of 2021. The change in net income (loss) attributable to the Company, and correspondingly earnings (loss) per share, was driven by the factors mentioned above that led to the change in income (loss) from construction operations.

The Company generated $120.7 million of cash from operating activities in the first quarter of 2022 compared to a usage of $46.7 million in the first quarter of 2021. The result for the first quarter of 2022 was by far the largest operating cash result of any first quarter, as well as the third-largest operating cash result of any quarter, since the merger between Tutor-Saliba Corporation and Perini Corporation in 2008. The strong cash generation was principally driven by an improved cash collection cycle, including collections associated with the recent resolution of certain project change orders that were previously disputed and that had previously required a use of cash.

Backlog increased to $8.3 billion during the first quarter of 2022 compared to $8.2 billion at December 31, 2021. The most significant new awards in the first quarter of 2022 included a $260 million gas pipeline project in British Columbia, Canada, and $121 million of additional funding for a mass-transit project in California, both in the Civil segment, and four Building segment projects in California totaling $251 million. The Company has recently bid and is preparing to bid on certain large projects, with potential awards anticipated later this year and next year. The Company also expects to benefit significantly over the next several years from substantial incremental federal funding to be provided under the Infrastructure Investment and Jobs Act, which was enacted last year.

Outlook and Guidance

“We generated record operating cash in the first quarter of 2022 and expect that operating cash will continue to be strong in the second quarter and throughout the rest of this year, as we resolve other disputed matters, collect the associated cash we are owed, and continue executing and collecting on our existing projects,” said Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, "Unfortunately, our first quarter earnings were significantly reduced by an unfavorable legal ruling on a completed project in New York and by the temporary timing impact related to the accounting treatment of certain change orders that were successfully negotiated and approved for a project in California. However, our backlog remains healthy, demand for our services continues to be robust, and we look forward to bidding and winning our share of various large new civil projects this year and beyond."

Based on the Company’s first quarter 2022 results and the current outlook for the remainder of the year, the Company is maintaining its EPS guidance in the range of $1.15 to $1.60.

First Quarter 2022 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, May 4, 2022, to discuss the first quarter 2022 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; a significant slowdown or decline in economic conditions; increased competition and failure to secure new contracts; risks and other uncertainties associated with assumptions and estimates used to prepare our financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; the COVID-19 pandemic, which has adversely impacted, and could continue to adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; risks related to our international operations, such as uncertainty of U.S. Government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; possible systems and information technology interruptions and breaches in data security and/or privacy; client cancellations of, or reductions in scope under, contracts reported in our backlog; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; the impact of inclement weather conditions on projects; decreases in the level of government spending for infrastructure and other public projects; risks related to government contracts and related procurement regulations; securities litigation and/or shareholder activism; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; adverse health events, such as an epidemic or another pandemic; physical and regulatory risks related to climate change; failure to meet our obligations under our debt agreements; downgrades in our credit ratings; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended March 31,
(in thousands, except per common share amounts)	2022	2021
REVENUE	$952,154	$1,207,595
COST OF OPERATIONS	(901,809)	(1,097,140)
GROSS PROFIT	50,345	110,455
General and administrative expenses	(60,252)	(60,751)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	(9,907)	49,704
Other income, net	3,697	175
Interest expense	(16,492)	(17,810)
INCOME (LOSS) BEFORE INCOME TAXES	(22,702)	32,069
Income tax (expense) benefit	3,889	(6,964)
NET INCOME (LOSS)	(18,813)	25,105
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,821	9,071
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(21,634)	$16,034
BASIC EARNINGS (LOSS) PER COMMON SHARE	$(0.42)	$0.31
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(0.42)	$0.31
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	51,107	50,913
DILUTED	51,107	51,348

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Three Months Ended March 31, 2022
Total revenue	$460,742	$355,978	$230,864	$1,047,584		$—		$1,047,584
Elimination of intersegment revenue	(69,947)	(25,330)	(153)	(95,430)		—		(95,430)
Revenue from external customers	$390,795	$330,648	$230,711	$952,154		$—		$952,154
Income (loss) from construction operations	$(967)	$9,464	$(3,894)	$4,603	(a)	$(14,510)	(b)	$(9,907)
Capital expenditures	$11,175	$2	$638	$11,815		$213		$12,028
Depreciation and amortization(c)	$17,000	$401	$502	$17,903		$2,335		$20,238

Three Months Ended March 31, 2021
Total revenue	$583,144	$457,170	$324,948	$1,365,262		$—		$1,365,262
Elimination of intersegment revenue	(107,569)	(49,937)	(161)	(157,667)		—		(157,667)
Revenue from external customers	$475,575	$407,233	$324,787	$1,207,595		$—		$1,207,595
Income (loss) from construction operations	$50,105	$11,216	$1,324	$62,645		$(12,941)	(b)	$49,704
Capital expenditures	$9,564	$73	$145	$9,782		$53		$9,835
Depreciation and amortization(c)	$22,713	$432	$959	$24,104		$2,770		$26,874
____________________________________________________________________________________________________
(a)During the three months ended March 31, 2022, the Company’s income (loss) from construction operations was negatively impacted by $25.5 million (an after-tax impact of $18.3 million, or $0.36 per diluted share) due to an adverse legal ruling on a dispute related to a Civil segment bridge project in New York and $17.6 million (an after-tax impact of $13.9 million, or $0.27 per diluted share) on a Civil segment mass-transit project in California, which resulted from the successful negotiation of significant lower margin (and lower risk) change orders that increased the project’s overall estimated profit but reduced the project’s percentage of completion and overall margin percentage.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of March 31, 2022	As of December 31, 2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($167,391 and $102,679 related to variable interest entities (“VIEs”))	$316,499	$202,197
Restricted cash	4,870	9,199
Restricted investments	85,075	84,355
Accounts receivable ($102,702 and $116,415 related to VIEs)	1,413,246	1,454,319
Retention receivable ($169,106 and $162,259 related to VIEs)	542,301	568,881
Costs and estimated earnings in excess of billings ($121,545 and $143,105 related to VIEs)	1,356,607	1,356,768
Other current assets ($42,356 and $43,718 related to VIEs)	216,400	186,773
Total current assets	3,934,998	3,862,492
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $496,617 and $483,417 (net P&E of $4,595 and $2,203 related to VIEs)	425,966	429,645
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	79,563	85,068
OTHER ASSETS	146,488	142,550
TOTAL ASSETS	$4,792,158	$4,724,898

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$23,285	$24,406
Accounts payable ($73,743 and $96,097 related to VIEs)	559,152	512,056
Retention payable ($38,461 and $37,007 related to VIEs)	228,690	268,945
Billings in excess of costs and estimated earnings ($390,885 and $355,270 related to VIEs)	844,618	761,689
Accrued expenses and other current liabilities ($10,088 and $8,566 related to VIEs)	199,412	210,017
Total current liabilities	1,855,157	1,777,113
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $16,350 and $17,109	979,769	969,248
DEFERRED INCOME TAXES	69,890	70,989
OTHER LONG-TERM LIABILITIES	240,821	233,828
TOTAL LIABILITIES	3,145,637	3,051,178
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 51,200,161 and 51,095,706 shares	51,200	51,096
Additional paid-in capital	1,134,688	1,133,150
Retained earnings	492,676	514,310
Accumulated other comprehensive loss	(46,745)	(43,635)
Total stockholders' equity	1,631,819	1,654,921
Noncontrolling interests	14,702	18,799
TOTAL EQUITY	1,646,521	1,673,720
TOTAL LIABILITIES AND EQUITY	$4,792,158	$4,724,898

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Three Months Ended March 31,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$(18,813)	$25,105
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	14,733	20,231
Amortization of intangible assets	5,505	6,643
Share-based compensation expense	3,417	2,448
Change in debt discounts and deferred debt issuance costs	901	2,017
Deferred income taxes	(52)	95
(Gain) loss on sale of property and equipment	(132)	20
Changes in other components of working capital	112,448	(108,385)
Other long-term liabilities	2,489	5,027
Other, net	251	95
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	120,747	(46,704)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(12,028)	(9,835)
Proceeds from sale of property and equipment	1,434	457
Investments in securities	(4,657)	(2,910)
Proceeds from maturities and sales of investments in securities	383	6,870
NET CASH USED IN INVESTING ACTIVITIES	(14,868)	(5,418)

Cash Flows from Financing Activities:
Proceeds from debt	284,552	74,251
Repayment of debt	(275,910)	(75,939)
Cash payments related to share-based compensation	(1,009)	(1,236)
Distributions paid to noncontrolling interests	(7,500)	—
Contributions from noncontrolling interests	3,961	4,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,094	1,076

Net increase (decrease) in cash, cash equivalents and restricted cash	109,973	(51,046)
Cash, cash equivalents and restricted cash at beginning of period	211,396	451,852
Cash, cash equivalents and restricted cash at end of period	$321,369	$400,806

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at December 31, 2021	New Awards in the Three Months Ended March 31, 2022(a)	Revenue Recognized in the Three Months Ended March 31, 2022	Backlog at March 31, 2022
Civil	$4,553.5	$447.0	$(390.9)	$4,609.6
Building	2,308.9	325.2	(330.6)	2,303.5
Specialty Contractors	1,373.2	224.2	(230.7)	1,366.7
Total	$8,235.6	$996.4	$(952.2)	$8,279.8
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.